Exhibit 10.2

AMENDMENT NO. 1 TO RESTRICTED STOCK AWARD AGREEMENT

This is Amendment No. 1, dated July 27, 2011 (the “Amendment No. 1”), to a Restricted Stock Award Agreement, dated August 3, 2010 (the “Award Agreement”), between Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and Thomas Steipp (the “Employee”).

Background

WHEREAS, pursuant to the terms of the Award Agreement, Employee was granted an aggregate of 6,000,000 shares (the “Granted Shares”) of the common stock, par value $0.001 per share, of the Company, subject to the vesting terms and other terms and conditions of the Award Agreement; and

WHEREAS, the Award Agreement provides that, subject to the terms and conditions thereof, the first 1,200,000 of the Granted Shares will vest August 3, 2011 (the “First Vesting Date”); and

WHEREAS, the Board of Directors of the Company and Employee desire to amend the Award Agreement to change the First Vesting Date from August 3, 2011 to December 15, 2011.

NOW, THEREFORE, the parties hereto intending to be legally bound hereby, and in consideration of the mutual covenants herein contained, agree as follows:

Terms

1.             The foregoing recitals are true and correct and incorporated herein by reference.  Any capitalized terms used but not defined herein shall have the same meaning ascribed to them in the Award Agreement.

2.             Section 2(a) of the Award Agreement is hereby deleted in its entirety and replaced with the following:

“a.           Subject to Section 2(c) hereinbelow, the Restricted Shares will vest as follows:  twenty percent (20%) of the Restricted Shares will vest on December 15, 2011, and an additional twenty percent (20%) of the Restricted Shares will vest on each of August 3, 2012, August 3, 2013, August 3, 2014, and August 3, 2015.”

3.             Except as amended hereby, the Award Agreement shall remain in full force and effect in accordance with the terms thereof.

4.             This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one document.

5.             This Amendment No. 1, together with the Award Agreement, contains the final, complete, and exclusive expression of the parties’ understanding and agreement concerning the matters contemplated herein and supersedes any prior or contemporaneous agreement of representation, oral or written, among them.

6.             This instrument shall be binding upon, and shall inure to the benefit of, each of the parties’ respective personal representatives, heirs, successors, and assigns.

7.             This instrument shall be governed by, and construed and enforced in accordance with the laws of the State of California, without reference to principles of choice of law thereunder.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 on the day and year first written above.

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Tony Chung, Chief Financial Officer

EMPLOYEE

By:	/s/ Thomas Steipp
Thomas Steipp, individually